Exhibit 3.10
BYLAWS
ARTICLE I
Name and Location
Section A
The name of this corporation shall be:
ROLLING PLAINS WELL SERVICE INC.
Section B
Its principal place of business shall be located at P.O. Box 241, Knox City, Knox County, Texas 79529, and its registered office shall be at said address.
Section C
Other offices for the transaction of business shall be located at such places as the Board of Directors may from time to time determine.
ARTICLE II
Capital Stock
Section A
The amount of the capital stock of the corporation shall consist of One Million (1,000,000.) shares of common capital stock of the par value of One and no/100 Dollar ($1.00) per share.
Section B
All certificates of stock shall be signed by the President and Secretary Treasurer of the corporation and shall be sealed with the corporate seal.
Section C
The stock certificates shall be on a form selected by the Board of Directors of the corporation.
Section D
Title to a certificate and to the shares represented thereby can be transferred only by delivery of the certificate endorsed either in blank or to a specified person, by the person appearing by the certificate to be the owner of the shares represented thereby.

Section E
In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except on satisfactory proof to the Board of Directors of such loss or destruction; and upon the giving of satisfactory security by bond or otherwise, against loss to the corporation. Any such new certificate shall be plainly marked “Duplicate” on its face.
ARTICLE III
Shareholders’ Meetings
Section A
The annual meeting of the shareholders of the corporation may be held either within or without the State of Texas on the third Saturday in May of each year at 10:00 o’clock a.m. Unless the shareholders are notified to the contrary in writing at least 10 (ten) days prior to such meeting, the same shall be held at the main office of the corporation in the City, of Knox City, Texas.
At such meeting, directors shall be elected and such other business shall be transacted as may lawfully come before the meeting.
No notice of such annual meeting shall be required unless the same is to be held at a place other than the City of Knox City, Texas, as above specified.
Section B
Special meetings of the shareholders may be called by a majority of the Board of Directors or by the President, or by the holders of not less than a majority of the shares entitled to vote at the meeting. Such special meetings shall be called by the filing with the Secretary of a written request for such meeting, stating the object, date and hour. Upon filing of such request, the Secretary shall give immediate notice, by written notice mailed in the Post Office to the address of each shareholder, which notice shall state the time, place and purpose of such meeting. Such notice shall be mailed at least 10 (ten) days before the date fixed for the meeting, and the date fixed for such meeting shall not be more than fifty (50) days following the mailing of such notice.
A Special Meeting may be held at any time where all of the shareholders are present and participating in said meeting, either in person or by proxy.
Section C
A shareholder may vote by proxy at all shareholders’ meetings, and shall be entitled to one vote for each share of stock standing in his name upon the records of the corporation. No cumulative voting of shares shall be permitted.
All proxies shall be filed with the Secretary before any meeting before same shall become effective.

Section D
Shareholders having voting rights of the majority of the stock shall constitute a quorum at any meeting, and be capable of transacting any business thereof, except where otherwise specifically provided by the Bylaws. If at any meeting of the shareholders there be less than a quorum present, a majority in interest of the shareholders present shall have the power to adjourn from time to time, without notice other than by announcement at the meeting, until a quorum is present.
Section E
The President, and in his absence the Vice President, shall preside at all such meetings.
ARTICLE IV
Board of Directors
Section A
The Board of Directors shall consist of not less then two nor more than seven members, who shall be elected annually by a majority vote of the shareholders. Such Directors shall hold office until the next annual meeting of the shareholders, or until their successors are elected and qualified.
Section B
The business and property of the corporation shall be managed by the Board of Directors. The corporate power of this corporation shall be vested in the Board of Directors, who shall employ such agents and servants as they shall deem advisable, and shall fix the rate of compensation of all agents and employees.
Section C
The annual meeting of the Directors of the corporation may be held either within or without the State of Texas on the third Saturday in May following such annual shareholders’ meeting. Said meeting shall be held in the principal office of the corporation in the City, of Knox City, Texas, unless the Directors are notified in writing to the contrary at least ten (10) days prior to such meeting. No notice of such meeting shall be necessary.
Section D
Special meetings of the Board of Directors may be held whenever called by the Secretary, upon the direction of the President; or upon the written request of any Director.
Section E
Meetings by consent of the Board of Directors may be held at any time or place where all of the Directors are present and consent to the holding of such meeting.

Section F
A majority of the Directors convened according to these Bylaws shall constitute a quorum for the transaction of business at any regular or special meeting of the Directors.
Section G
The Directors shall elect the officers of the corporation, and fix their compensation; such election to be held at the Directors’ meeting following such annual shareholders’ meeting.
An officer may be removed by a unanimous vote of the full Board of Directors or by the affirmative vote of shareholders of at least a majority of the shares outstanding at any time.
Section H
Any Director may be removed with or without cause at any time at any regular or special meeting of the corporation called for such purpose, by the affirmative vote of shareholders of at least a majority of the shares outstanding.
Section I
In the case of any vacancy in the Board of Directors, the remaining Directors, by a majority vote, may elect a successor to fill such vacancy until the next annual or special meeting of the shareholders, and until his successor is elected and qualified.
Section J
A Director may resign at any time by filing his written resignation.
Section K
The President, or in his absence the Vice President, shall call the meeting of the Board of Directors to order.
The President of the corporation shall preside at all meetings of the Board Directors. The Secretary-Treasurer of the corporation shall act as Secretary of the Board of Directors.
ARTICLE V
Officers
Section A
The Officers of the corporation shall be a President, a Vice President, a Secretary-Treasurer, and such other officers as may be hereafter created by the Bylaws and by the Board of Directors.
One person may hold more than one office, however, the same person shall not hold the offices of President and Secretary-Treasurer.

Officers shall be elected for the term of one year, and shall hold office until their successors are duly elected and qualified.
Section B
The President shall preside at all Directors’ and shareholders’ meetings. He shall be chief executive officer of the corporation and shall have the general supervision and active management of the affairs and business of the corporation, subject to the Board of Directors; shall sign all stock certificates and written contracts of the corporation; shall have the authority to sign checks on the corporate bank account; and shall perform all such other duties as are incident to his office.
The Vice President shall discharge the duties of the President in the event of the President’s absence or disability for any cause whatsoever; and shall assist the President in the general supervision and management of the affairs and business of the corporation. He shall perform such additional duties as may be prescribed from time to time by the Board of Directors, or as may be prescribed from time to time by the Bylaws.
The Secretary-Treasurer shall sign all certificates of stock, and shall attest all contracts, bonds, deeds, leases, or conveyances executed by the corporation, if required by the other parties to the transactions. He shall keep the minutes of the corporation. He shall keep a stock book of the corporation, together with any and all other books, records, and papers belonging to the corporation or pertaining to the business thereof. He shall have the authority to sign checks on the corporate bank account. He shall give and/or serve all notices with reference to meetings of the Board of Directors and/or shareholders. He shall, in general, perform all the duties which are incident to the office of Secretary of the corporation subject to the Board of Directors. He shall keep account of all monies received and disbursed. He shall have custody of all funds and securities of the corporation, and shall deposit the funds arising therefrom in such bank or banks as may be selected as the depositories of the corporation, or properly care for same in such manner as the Board of Directors may direct. Whenever required by the Board of Directors to do so, he shall exhibit a true and complete statement of his cash account and of the securities and other funds in his custody and control, and shall at all reasonable times within business hours exhibit his books and records to any director.
Section C
In case of the absence or inability to act of any officer of the corporation the Board of Directors may delegate, for the time being, the duties of such officer to any other officer or Director.
Section D
Whenever any vacancy shall occur in any office of the corporation, such vacancy shall be filled by the Directors, by the election of a new officer who shall hold his office until the next annual meeting and until his successor is duly elected and qualified.

ARTICLE VI
Certificates of Stock
Section A
The corporation shall issue to each shareholder a certificate certifying the number of shares owned by him in the corporation.
Section B
The Stock certificates shall be on a form selected by the Board of Directors of the corporation.
ARTICLE VII
Amendments
Section A
These Bylaws may be amended by a majority vote of the shareholders of the corporation at any regular meeting or at any special meeting called for that purpose, or at any meeting where all shareholders are present and consent to the consideration thereat of an amendment to these Bylaws. These Bylaws may also be amended by a majority vote of the Board of Directors at any regular meeting of the Board or at a special meeting of the Board called for that purpose, or at any meeting where all of the Directors are present and consent to the consideration thereat of an amendment to these Bylaws.
(End of Bylaws)